SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                               Amendment No. 1 to
                                    Form 8-K
                                       on
                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)    February 8, 2001
                                                   ----------------------



                          GBI CAPITAL MANAGEMENT CORP.
               (Exact Name of Registrant as Specified in Charter)



            Florida              1-15799                         65-0701248
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(State or Other Jurisdiction  (Commission File               (IRS Employer
    of Incorporation)             Number)                    Identification No.)



1055 Stewart Avenue, Bethpage, New York                           11714
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(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code       (516) 470-1000
                                                     -----------------------


                                 Not Applicable
  ----------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Items 1 and 2. Changes in Control of Registrant and Acquisition or Disposition
               of Assets

         On April 25, 2001, GBI Capital Management Corp. ("Company") entered into an amendment to the previously reported Stock Purchase Agreement ("Purchase Agreement") with New Valley Corporation ("New Valley"), Ladenburg, Thalmann Group Inc. ("LTGI"), Berliner Effektengesellschaft AG ("Berliner") and Ladenburg, Thalmann & Co. Inc. ("Ladenburg") and an amendment to the previously reported Loan Agreement ("Loan Agreement") with Frost-Nevada, Limited Partnership ("Frost-Nevada").

         As a result of the transactions contemplated by the Purchase Agreement, Loan Agreement and the related transactions ("Stock Purchase Transactions"), New Valley, Berliner and Frost-Nevada would have beneficially owned approximately 53.9%, 11.6% and 14.9%, respectively, of the Company's common stock ("GBI Stock") on and after the closing ("Closing Date") of the Stock Purchase Transactions, assuming conversion by the parties of the full amount of the senior convertible promissory notes ("Notes") to be issued to each party and including shares of GBI Stock that were previously owned by Frost-Nevada.

         The Purchase Agreement had provided for an adjustment, in certain situations, of the purchase price ("Purchase Price Adjustment") to be paid by the Company for the common stock of Ladenburg ("Ladenburg Stock"). The amendment to the Purchase Agreement, among other things, replaces the existing Purchase Price Adjustment. Under the new adjustment provision, the number of shares of GBI Stock that the Company will be required to issue to New Valley and Berliner will be adjusted ("Stock Adjustment") based on the respective changes in the total stockholder equities of the Company and Ladenburg through the end of the calendar month immediately preceding the month in which the Closing Date occurs.

         The amendment to the Purchase Agreement also provides for the conversion price of the Notes to be issued to New Valley and Berliner ("Sellers' Notes") to be adjusted in the same manner as the adjustment in the number of shares of GBI Stock. However, the conversion price of the Sellers' Notes will not be decreased below a price that would result in a total number of additional shares of GBI Stock being issuable upon conversion of the Sellers' Notes, when added to the additional shares of GBI Stock being issued to New Valley and Berliner as a result of the Stock Adjustment, exceeding 80% of the sum (such sum being referred to as the "Total Additional Shares") of:

         o the total number of additional shares to be issued and to be issuable to New Valley and Berliner as provided for in the new adjustment provision contained in the amendment to the Purchase Agreement; and

         o the number of additional shares of GBI Stock issuable to Frost-Nevada as a result of the amendment to the Loan Agreement described below.

         The amendment to the Loan Agreement provides for an adjustment in the conversion price of the Note that will be issued to Frost-Nevada ("Frost Note") similar to the adjustment provided for in the amendment to the Purchase Agreement. However, the adjustment provision in the amendment to the Loan Agreement provides that if the conversion price, after adjustment as set forth in the Loan Amendment, would not yield a number of shares of GBI Stock equal to at least the sum of 5,000,000 shares of GBI Stock and 20% of the Total Additional Shares, the conversion price of the Frost Note will be further adjusted so that Frost-Nevada, upon conversion of the Frost Note, will receive such sum of 5,000,000 shares of GBI Stock and 20% of the Total Additional Shares.

         Under the new adjustment provisions, based on what the Company anticipates the respective stockholder equities of the Company and Ladenburg to be on April 30, 2001, the Company will be required to issue approximately:

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         o        2,595,747 additional shares of GBI Stock to LTGI and 644,886 additional shares of GBI Stock to Berliner;

         o 491,016 additional shares of GBI Stock to LTGI and 121,988 additional shares of GBI Stock to Berliner upon conversion of the Sellers' Notes, each at a conversion price of $2.2426 reduced from the original conversion price of $2.60; and

         o 963,409 additional shares of GBI Stock upon conversion of the Frost Note, at a conversion price of $1.6769 reduced from the original conversion price of $2.00.

Accordingly, based on these estimates, New Valley, Berliner and Frost-Nevada will beneficially own approximately 56.3%, 12.5% and 15.6%, respectively, of the Company's common stock on and after the Closing Date. Therefore, as a result of the issuance of the additional 4,817,046 shares of GBI Stock, the total increase in these three parties' beneficial ownership of GBI Stock will increase by approximately 4.0%. However, these figures are based on estimates rather than actual figures that will be used and the Company may be required to issue a greater or lesser number of shares of GBI Stock than is currently anticipated.

Change in Closing Conditions

         The amendment to the Purchase Agreement also removes the requirement that the American Stock Exchange ("Exchange") approve the Stock Purchase Transactions. Although the Company believes that it will obtain approval by the Exchange, there is no assurance that such approval will be obtained by the Closing Date. If the Company is unable to obtain approval by the Exchange, the Company's common stock will be listed on the OTC Bulletin Board.

         Additionally, the amendment to the Purchase Agreement provides that the Company will reimburse New Valley for its out-of-pocket expenses incurred in connection with the Purchase Agreement and the related transactions. As of the date of this Current Report, New Valley and Berliner estimate that they will incur combined expenses of approximately $400,000 through the Closing Date.

Updated Fairness Opinion

         In connection with the amendment to the Purchase Agreement, Roth Capital Partners, LLC, financial advisor to the Company with regard to the Purchase Agreement, delivered a new opinion to the Company's board of directors stating that the consideration the Company will pay in exchange for the Ladenburg Stock, as set forth in the Purchase Agreement and amended by the Amendment, is fair to the Company's shareholders from a financial point of view. The Company's Board of Directors relied on Roth Capital Partners' opinion in reaching its decision to approve the Amendment and the Purchase Agreement and the related transactions.

Changes in management after the Closing Date

         In connection with the amendments to the Purchase Agreement and Loan Agreement, David Thalheim, the Company's Administrator, will resign from his position with the Company effective as of the Closing Date. The resignation agreement provides, among other things, for the Company to pay Mr. Thalheim $1,000 for two years from the Closing Date and to continue to maintain life, disability, medical and dental insurance plans on his behalf. Additionally, the Company will grant Mr. Thalheim a ten-year option to purchase 100,000 shares of GBI Stock on the Closing Date at the same price as the option to be granted to Mr. Victor Rivas on such date.

         As a result of the amendments, the Company adjourned its annual meeting of shareholders from April 18 to May 7. The closing of the Purchase Agreement is expected to occur on that date.


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Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

         (c)      Exhibits

Exhibit
Number            Description

4.1 Amendment No. 1 to the Stock Purchase Agreement, dated February 8, 2001, by and among the Company, New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG and Ladenburg, Thalmann & Co. Inc.

4.2 Form of amended Senior Convertible Promissory Note to be issued to Ladenburg, Thalmann Group Inc. and Berliner Effektengesellshaft AG

4.3 Form of amended Senior Convertible Promissor Note to be issued to Frost-Nevada, Limited Partnership

10.1 Amendment No. 1 to the Loan Agreement, dated as of February 8, 2001, between the Company and Frost-Nevada, Limited Partnership

10.2 Second Amendment to the Employment Agreement, dated August 24, 1999, between GBI Capital Partners Inc. and David Thalheim

99.1     Press Release dated April 26, 2001

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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:    April 30, 2001          GBI Capital Management Corp.


                                  By:    /s/ Richard J. Rosenstock
                                     ---------------------------------------
                                     Name:  Richard J. Rosenstock
                                     Title: President and Chief Operating
                                            Officer


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